Exhibit 99(a)(1)(iii)

CEPHALON, INC.

Offer to Purchase for Cash
any and all of the Outstanding
2 1/2% Convertible Subordinated Notes Due December 2006
of Cephalon, Inc.

(CUSIP Nos. 156708AD1 and 156708AE9)

  THE OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 5 P.M., NEW YORK CITY TIME, ON JULY 11, 2005, UNLESS THE OFFER IS EXTENDED.

June 10, 2005

To: Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

        Enclosed for your consideration is an Offer to Purchase (as it may be amended or supplemented from time to time, the "Statement") and a form of Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Statement, the "Offer"), relating to the offer by Cephalon, Inc., a Delaware corporation ("Cephalon"), to purchase for cash any and all of its outstanding 2 1/2% Convertible Subordinated Notes due December 2006 at a price of $975.00 for each $1,000 principal amount of Notes purchased pursuant to the Offer, plus accrued and unpaid interest to, but not including, the date of payment for the Notes accepted for payment. Capitalized terms used in this letter and not defined in this letter will have the meanings ascribed to them in the Statement.

        We have been engaged by Cephalon to act as the Dealer Manager in connection with the Offer.

        The Offer is being made upon the terms and subject to the conditions set forth in the Statement and in the related Letter of Transmittal.

        For your information and for forwarding to your clients for whom you hold Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

  1.
  The Offer to Purchase dated June 10, 2005;

  2.
  A form of Letter of Transmittal for the Notes for your use and for the information of your clients;

  3.
  A form of Notice of Guaranteed Delivery to be used to accept the Offer if certificates for Notes are not immediately available or cannot be delivered to U.S. Bank National Association, the Depositary for the Offer, on or before the Expiration Date, or if the procedure for book-entry transfer cannot be completed on or before the Expiration Date, or if time will not permit all required documents to reach the Depositary on or prior to the Expiration Date;

  4.
  A letter which may be sent to your clients for whose accounts you hold Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

  5.
  The Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

        Participants of The Depository Trust Company ("DTC") will be able to execute tenders through the DTC Automated Tender Offer Program.

        WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS.

        Any inquiries you may have with respect to the Offer should be addressed to Deutsche Bank Securities Inc., the Dealer Manager for the Offer, at 60 Wall Street, New York, New York 10005. You may also contact Morrow & Co., Inc., the Information Agent for the Offer, at the address and telephone numbers as set forth on the back cover page of the enclosed Statement. Additional copies of the enclosed material may be obtained from the Information Agent.

                      Very truly yours,

                      DEUTSCHE BANK SECURITIES INC.

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS WILL CONSTITUTE YOU AS THE AGENT OF CEPHALON, THE DEALER MANAGER, THE DEPOSITARY OR THE INFORMATION AGENT, OR AUTHORIZE YOU TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED HEREIN OR IN THE STATEMENT OR THE LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CEPHALON, THE DEALER MANAGER, THE DEPOSITARY OR THE INFORMATION AGENT. THE STATEMENT AND RELATED DOCUMENTS DO NOT CONSTITUTE AN OFFER TO BUY OR SOLICITATION OF AN OFFER TO SELL NOTES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.